Exhibit 99.2

For Immediate Release

Kura Sushi USA Announces Departure of Chief Financial Officer

Irvine, CA. April 7, 2026 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”), (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced that Jeff Uttz, Chief Financial Officer and Treasurer, will depart from the Company effective April 28, 2026 to accept a new position within the restaurant industry. Kura Sushi has commenced an executive search for qualified candidates to fill the Chief Financial Officer position. Hajime Uba, the Company’s President and Chief Executive Officer, will serve as Interim Chief Financial Officer and as the Company’s principal financial officer, effective upon Mr. Uttz’s resignation while the search for a permanent replacement is conducted.

“Jeff has been an invaluable partner to me and to Kura Sushi over the past four years with his strategic insight and financial leadership instrumental to our growth journey as a public company,” said Hajime Uba, President and Chief Executive Officer of Kura Sushi. “While we will miss his expertise and partnership, we are grateful for all he has contributed to our success. On behalf of everyone at Kura, we would like to wish Jeff the best of luck and success in his future endeavors. As we move forward, while we have accomplished much already, we believe we are only scratching the surface of our potential as we continue our unit expansion to drive long-term sustainable growth. We are committed to identifying the right person for our next CFO as we work to capture the opportunities ahead.”

“It has been an honor and a privilege to serve as the CFO of Kura Sushi over the past four years,” said Jeff Uttz. “During this time, we have grown Kura from 39 locations to 88 locations across 22 states to date, and I’m incredibly proud of what we’ve accomplished together as a team. More importantly, I believe the company is just getting started and the team is exceptionally well-positioned for the substantial growth ahead. I want to thank Jimmy, the Board, and every member of the Kura family for their partnership and trust. The future for Kura is bright and I look forward to seeing the next chapter of growth for the brand as you capture the immense opportunities ahead.”

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 88 locations across 22 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with more than 650 restaurants internationally and 45 years of brand history. For more information, please visit http://www.kurasushi.com.

Investor Relations Contact:
Jeff Priester or Steven Boediarto
(657) 333-4010
investor@kurausa.com

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